Filed Pursuant to Rule 424(b)(3)
Registration File No. 333- 205893

MVP REIT II, INC.
SUPPLEMENT NO. 4, DATED OCTOBER 27, 2016,
TO THE PROSPECTUS DATED APRIL 6, 2016

This document supplements, and should be read in conjunction with, the prospectus of MVP REIT II, Inc., a Maryland corporation (the "Company," "we," "us," or "our"), dated April 6, 2016, as supplemented by Supplement No. 1, dated May 19, 2016, Supplement No. 2, dated June 17, 2016, and Supplement No. 3, dated August 16, 2016 (collectively, the "Prospectus").

The purpose of this supplement is to disclose:

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the extension of the Company's initial public offering of common stock until December 31, 2016, subject to any further extension as may be determined  in the discretion of the Company's board of directors;

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an update to the disclosures regarding our distribution in the Prospectus to disclose that, through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital;

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the Company's proposed offering of Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the "Series A Convertible Redeemable Preferred Stock") in a private placement to accredited investors to be made solely pursuant to a private placement memorandum;

•	an amendment to the Company's share repurchase program in connection with the proposed private placement of the Series A Convertible Redeemable Preferred Stock;

•	a clarification on the requirements for liability limitation and indemnification for the Company's affiliates under the Company's charter (the "Charter");

•	an update to the suitability requirements for investors in Iowa; and

•	an updated form of subscription agreement attached hereto as Annex A.

Extension of the Company's Initial Public Offering of Common Stock

The Company's board of directors has unanimously approved an extension of the initial public offering of our common stock until December 31, 2016.  The Company previously anticipated that the offering would close on or about October 1, 2016.  The Company's board of directors continues to reserve the right to further extend the offering beyond December 31, 2016, depending upon market conditions and other factors.

Update to Prospectus Disclosures Regarding Our Distributions

Prospectus Cover Page and Summary Risk Factors

The summary risk factor, appearing on the 8th bullet point in the cover page of the Prospectus and the 8th bullet point under "Summary of Risk Factors" beginning on page 11 of the Prospectus, is hereby amended and restated in its entirety as follows to further disclose that, through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital:

• Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment. Through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital.

Question and Answer Summary Update

The answer to the question, "If I buy shares, will I receive distributions and if so, how often?," is hereby supplemented to add the following at the end of the answer on page 4:

"Through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital."

Risk Factors Update

The second risk factor on page 27 of the Prospectus is hereby amended and restated in entirety as follows to further disclose that, through the June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital:

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced and the value of a share of our common stock may be diluted.

Through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital. Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Our distribution policy is to fund the payment of regular distributions to our stockholders from cash flow from our operations. Until the proceeds from this offering are fully invested and from time to time during the operational stage, however, we may not generate sufficient cash flow from operations to fund distributions. If we continue to pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced. To the extent that portions of the distributions that we make may represent a return of capital to you, it will lower your tax basis in our shares.

Description of Capital Stock – Distributions Update
The third paragraph under the "Description of Capital Stock – Distributions" is hereby amended and restated in its entirety as follows to further disclose that, through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital:

Our board of directors will consider many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions, limitations under Maryland law and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor's deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed our current and accumulated earnings and profits, a stockholder's basis in our stock will be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.  Through June 30, 2016, all of our distributions have been paid from offering proceeds and constitute a return of capital.

Proposed Private Placement of Series A Convertible Redeemable Preferred Stock to
Accredited Investors

The Company plans on offering up to $50 million in shares of Series A Convertible Redeemable Preferred Stock (the "Shares"), together with warrants (the "Warrants") to acquire the Company's common stock (the "common stock"), in a Regulation D 506(c) private placement to Accredited Investors.  The Company expects to commence the preferred offering on or about November 1, 2016. The Shares are expected to be offered at an offering price of $1,000 per share, with a minimum purchase of $10,000, or 10 Shares. The targeted maximum offering amount is expected to be $50,000,000, however the maximum offering amount shall not exceed, at any time during the offering, 60% of the total value of the common stock issued and outstanding. The Company plans to hold closings on the 15th and last day of each month for each Investor's subscription of Shares.  The offering of the Shares is expected to continue until we have sold all of the Shares or two years from the date of the first purchase of Shares, whichever occurs first.

Series A Convertible Redeemable Preferred Stock
The following is a summary of the terms of the Series A Convertible Redeemable Preferred Stock as set forth in the Articles Supplementary to the Charter (the "Articles Supplementary").  This summary is qualified in its entirety by reference to the Articles Supplementary, which have been filed as Exhibit 3.1 to the Company's Form 8-K filed with on October 27, 2016.
Ranking.  The Shares rank senior to our common stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up.  Our board of directors has the authority to issue additional classes or series of preferred stock that could be junior, pari passu, or senior in priority to the Series A Convertible Redeemable Preferred Stock.

Stated Value.  Each Share will have an initial "Stated Value" of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Shares, as set forth in the Articles Supplementary.

Listing Event:  Under the Articles Supplementary, a "Listing Event," with respect to our common stock, means either: (i) the listing of our common stock on a national securities exchange or (ii) a merger, sale of all or substantially all of our assets or another transaction, in each case, approved by our board of directors in which our common stockholders will receive common stock that is listed on a national securities exchange, or options or warrants to acquire common stock that is listed on a national securities exchange, in exchange for their existing shares of Company common stock, options and warrants, as applicable.

Dividends.  Subject to the rights of holders of any class or series of Senior Stock (as defined in the Articles Supplementary), holders of the Shares are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative, cash dividends on each Share at an annual rate of 5.75% of the Stated Value; provided, however, that if a Listing Event has not occurred within 12 months of the final closing of the offering of the Shares, such annual dividend rate on each Share will be increased to 7.50% of the Stated Value until the occurrence of a Listing Event, at which time, the annual dividend rate will be reduced back to 5.75% of the Stated Value.

Dividends on each Share will begin accruing on, and will be cumulative from, the date of issuance and shall be payable out of funds legally available for the payment of dividends on a monthly basis payable on the 12th day of the month following the month for which the dividend was declared (or the next business day if the 12th day is not a business day) to the holders of record as they appear in the stock records of the Company at the close of business of the applicable record date 15 days preceding the applicable dividend payment date. We expect to pay dividends on the Shares monthly, unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so.

Holders of the Shares do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of the Shares, provided that any accrued but unpaid dividends have been paid in full to holders of the Shares. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of the Shares receive a return of their capital.

Conversion. Subject to the Company's redemption rights as described below, each Share will be convertible into shares of our common stock, at the election of the holder thereof by delivery of a written notice (each a "Conversion Notice") to the Company containing the information required by the Articles Supplementary, beginning upon the earlier of (i) 90 days after the occurrence of a Listing Event or (ii) the second anniversary of the final closing of the Offering (whether or not a Listing Event has occurred). Subject to the Company's redemption rights as described below, the conversion of the shares of Series A Convertible Redeemable Preferred Stock subject to a Conversion Notice into shares of the common stock will occur at the end of the 20th trading day after the Company's receipt of such Conversion Notice (the "Conversion Date").  Each Share will convert into a number of shares of our common stock determined by dividing (i) the sum of (A) 100% of the Stated Value, initially $1,000, plus (B) any accrued but unpaid dividends to, but not including, the date of conversion by (ii) the Conversion Price for each share of our common stock, (the "Conversion Price") determined as follows:
•
Provided there has been a Listing Event, if a Conversion Notice with respect to any Share is received on or prior to the day immediately preceding the first anniversary of the issuance of such Share, the Conversion Price for such Share will be equal to 110% of the volume weighted average price per share of the common stock of the Company (or its successor) for the 20 trading days prior to the delivery date of the Conversion Notice.

•
Provided there has been a Listing Event, if a Conversion Notice with respect to any Share is received on or after the first anniversary of the issuance of such Share, the Conversion Price for such Share will be equal to the volume weighted average price per share of the common stock of the Company (or its successor) for the 20 trading days prior to the delivery date of the Conversion Notice.

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If a Conversion Notice with respect to any Share is received on or after the second anniversary of the final closing of the Offering, and at the time of receipt of such Conversion Notice, a Listing Event has not occurred, the Conversion Price for such Share will be equal to 100% of our NAV per share, if then established, and until we establish a NAV per share, the Conversion Price will be equal to $25.00, or the initial offering price per share of our common stock in our initial public offering.

Notwithstanding anything in the Articles Supplementary designating the Shares to the contrary and except as otherwise required by law, the persons who are the holders of record of Shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date.

The conversion of the Shares subject to a Conversion Notice into shares of our common stock will occur at the end of the 20th trading day after the Company's receipt of such Conversion Notice. Holders must state in the Conversion Notice (i) the number of Shares to be converted and (ii) that the Shares are to be converted pursuant to the applicable terms of the Shares.

Notwithstanding the foregoing, upon a holder providing a Conversion Notice, the Company will have the right (but not the obligation) to redeem any or all of the Shares subject to such Conversion Notice at a redemption price, payable in cash, determined as follows:
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If a Conversion Notice with respect to any Share is received on or prior to the day immediately preceding the first anniversary of the issuance of such Share, the redemption price for such Share will be equal to 90% of the Stated Value of the Shares, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

•
If a Conversion Notice with respect to any Share is received on or after the first anniversary of the issuance of such Shares, the redemption price for such Share will be equal to 100% of the Stated Value of the Shares, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

•
If a Conversion Notice with respect to any Share is received after the second anniversary of the final closing of the Offering, and at the time of receipt of such Conversion Notice, a Listing Event has not occurred, the redemption price for such Share will be equal to 100% of the Stated Value of the Shares, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

The Company in its discretion may elect to redeem any such Shares by delivering a redemption notice to the holder thereof no later than the 10th trading day prior to the close of trading on the Conversion Date. If a redemption notice is not delivered by the Company prior to such time, the Shares subject to the Conversion Notice shall thereafter convert into shares of our common stock, effective as of the close of trading on the Conversion Date. Holders of the Shares will not have any right to convert any such Shares that the Company has elected to redeem. The Company shall pay the applicable redemption price, without interest, to holder of the redeemed Shares promptly following the delivery of a redemption notice, but, in any event, not later than the Conversion Date.

Each redemption notice shall include (i) the redemption date (which may not be after the Conversion Date for redemption made in connection with a Conversion Notice); (ii) the applicable redemption price, including a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next dividend payment date to the record holder at the close of business on the relevant dividend record date; (iii) that the Shares are being redeemed pursuant to the terms of such Shares; and (iv) that dividends on the Shares to be redeemed will cease to accrue on such redemption date.  If less than all the Shares subject to the Conversion Notice are to be redeemed, the notice mailed to such holder also shall specify the number of Shares to be redeemed. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series A Convertible Redeemable Preferred Stock except as to the holder to whom notice was defective or not given.

Optional Redemption by the Company.  At any time, from time to time, after the 20th trading day after the date of a Listing Event, the Company (or its successor) will have the right (but not the obligation) to redeem, in whole or in part, the Shares at the redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus any accrued but unpaid dividends if any, to and including the date fixed for redemption. In case of any redemption of less than all of the Shares by the Company, the Shares to be redeemed will be selected either pro rata or in such other manner as the board of directors may determine.  If the Company (or its successor) chooses to redeem any Shares, the Company (or its successor) has the right, in its sole discretion, to pay the redemption price in cash or in equal value of common stock of the Company (or its successor), based on the volume weighted average price per share of the common stock of the Company (or its successor) for the 20 trading days immediately prior to the redemption, in exchange for the Shares.
As disclosed in the section entitled "Conversion," the Company (or its successor) also will have the right (but not the obligation) to redeem all or any portion of the Shares subject to a Conversion Notice for a cash payment to the holder thereof equal to the applicable redemption price, by delivering a redemption notice to the holder of such Shares on or prior to the 10th trading day prior to the close of trading on the applicable Conversion Date.

Each redemption notice shall include: (i) the redemption date; (ii) the redemption price payable on the redemption date, including without limitation a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next dividend payment date to the record holder at the close of business on the relevant dividend record date; (iii) whether the redemption price will be paid in cash or common stock; (iv) the relevant section of the Articles Supplementary pursuant to which the Shares are being redeemed; and (v) that dividends on the shares of Series A Convertible Redeemable Preferred Stock to be redeemed will cease to accrue on the redemption date. If less than all the shares of Series A Convertible Redeemable Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder also shall specify the number of shares of Series A Convertible Redeemable Preferred Stock held by such holder to be redeemed.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series A Convertible Redeemable Preferred Stock except as to the holder to whom notice was defective or not given.

Notwithstanding anything in the Articles Supplementary designating the Shares to the contrary and except as otherwise required by law, the persons who are the holders of record of Shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those Shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date.

Our obligation to redeem any of the Shares, under any circumstances, is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.

Liquidation Preference.  In the event of any voluntary or involuntary liquidation or winding up of the Company, the holders of Shares will be entitled to receive, in preference to the holders of shares of common stock of the Company, but pari passu with other preferred stockholders, the amount per share equal to 100% of the Stated Value, initially $1,000 per share, plus any accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of payment. A merger, acquisition or sale of all or substantially all of the assets of the Company or statutory share exchange will not be deemed to be a liquidation for purposes of the liquidation preference.  A Listing Event will not be deemed a liquidation for purposes of the liquidation preference.
No Voting Rights.  Holders of the Shares will not have any voting rights.

Transfer Restriction.  None of the Shares may be sold or otherwise transferred unless the holder thereof delivers evidence, to the satisfaction of the Company, that such sale or other transfer of the Shares is made to an accredited investor solely in compliance with all federal and state securities laws.  Any sale or transfer of the Shares made in violation of any federal or state securities laws shall be void ab initio.

In addition, in order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, Article VI of the Charter provides that unless an exemption is granted prospectively or retroactively by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock.  The Shares will also be subject to all of the other restrictions on ownership and transfer contained in Article VI of the Charter. These provisions may restrict the ability of a holder of Shares to convert such stock into our common stock. Our board of directors may, in its sole discretion, prospectively or retroactively exempt a person from the 9.8% ownership limits under certain circumstances.

Warrants

For every $1,000 in Shares subscribed, a holder will receive detachable Warrants, in substantially the form attached as Exhibit 4.1 to the Form 8-K filed by the Company on October 27, 2016, to purchase 30 shares of the Company's common stock.  The Warrants may be exercised after the 90th day after the occurrence of a Listing Event, at an exercise price, per share, equal to 110% of the volume weighted average closing price during the 20 trading days ending on the 90th day after the occurrence of such Listing Event; however, in no event shall the exercise price of the Warrants be less than $25 per share.  The Warrants will expire five years from the 90th day after the occurrence of a Listing Event.  In addition, if a Listing Event does not occur on or prior to the fifth anniversary of the final closing date of the Shares offering, then all outstanding Warrants will expire automatically on such anniversary date without being exercisable by the holders thereof.

The Warrants will be exercisable for shares of common stock of the Company's successor, subject to appropriate adjustments, upon the occurrence of a Listing Event involving a merger, sale of all or substantially all of the Company's assets or another transaction, in each case, approved by the Company's board in which the Company's stockholders will receive, as consideration, stock that is listed on a national securities exchange, or options or warrants to acquire stock that is listed on a national securities exchange.

The foregoing summary of the terms of the Warrants is qualified in its entirety by reference to the form of the Warrants, which is filed as Exhibit 4.1 to the Company's Form 8-K filed on October 27, 2016 and hereby incorporated by reference herein.

Risk Factor Update
In connection with the proposed offering of the Series A Convertible Redeemable Preferred Stock, we hereby supplement the "Risk Factor" disclosures in the Prospectus to expand upon the following risks arising from the proposed sale and issuance of the Series A Convertible Redeemable Preferred Stock that may impact holders of our common stock:

The percentage of ownership held by holders of our common stock will become diluted if we issue the Series A Convertible Redeemable Preferred Stock, the Warrants or any other shares of stock or other securities, and issuances of the Shares or other securities by us will subordinate the rights of the holders of our common stock.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine, including without limitation, the issuance of the Series A Convertible Redeemable Preferred Stock and the Warrants. In addition to the proposed offering of the Shares and the Warrants, we may issue additional shares of common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Any such issuance could result in dilution of the equity of our common stockholders in the Company.

In particular, stockholders, including those acquiring shares of common stock in our initial public offering, have no rights to buy any additional shares of stock or other securities if we issue new shares of stock or other securities, including any shares to be issued in the proposed offering of the Series A Convertible Redeemable Preferred Stock. Investors purchasing shares in our common stock offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair mark value of, and the amount of distributions paid on, your shares of common stock.

Our Charter also authorizes our board of directors, without stockholder approval, to designate and issue the Series A Convertible Redeemable Preferred Stock as well as other classes or series of preferred stock (including equity or debt securities convertible into preferred stock) and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences (including the Shares), powers, and rights senior to the rights of holders of common stock or the Shares.

Under this power, our board of directors has created the Series A Convertible Redeemable Preferred Stock, which ranks senior to our common stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up.  Specifically, payment of any distribution preferences on the Series A Convertible Redeemable Preferred Stock or any future series of preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of Series A Convertible Redeemable Preferred Stock are entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.
Holders of the Series A Convertible Redeemable Preferred Stock will have the right to require the Company to convert their Shares into shares of our common stock. The conversion of the Shares into common stock may further dilute the ownership interest of our common stockholders. The Company, following a Listing Event, also has the right but not the obligation to redeem the Shares. If we elect to redeem any Shares with cash, the exercise of such rights may reduce the availability of our funds for investment purposes or to pay for distributions on our common stock.

In addition, we may make redemption payments under the terms of the offering in shares of our common stock, which may further dilute the ownership interest of our common stockholders. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our common stock. Any sales or perceived sales in the public market of shares of our common stock issuable upon such conversion or redemption payments could adversely affect prevailing market prices of shares of our common stock. The issuance of common stock upon any conversion or redemption of the Shares also may have the effect of reducing our net income per share (or increasing our net loss per share). In addition, if a Listing Event occurs, the existence of the Shares may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our common stock.

No Offer or Sale Other Than to Accredited Investors Pursuant to Private Placement Memorandum

Any offer and sale of the Series A Convertible Redeemable Preferred Stock will be made solely pursuant to a private placement memorandum and only to those accredited investors who complete the accredited investor verification process Section 506(c) of Regulation D and who reside in a state that permits the offer and sale of the Series A Convertible Redeemable Preferred Stock under applicable state securities laws.

Amendment to Share Repurchase Program

In connection with the proposed offering of the Shares, the Company's board of directors, on October 24, 2016, approved the following amendment to the Company's share repurchase program, or SRP, which amendment, by the terms of the SRP, shall take effect, automatically, on the 30th day after October 27, 2016, or the date of the filing of the Current Report on Form 8-K disclosing the amendment:

Participation by Preferred Stockholders in the SRP

Any holder of the Company's Series A Convertible Redeemable Preferred Stock, or any future board-authorized series or class of preferred stock that is convertible into common stock of the Company, may elect to participate in the Share Repurchase Program, or the SRP, by converting its preferred stock into common stock of the Company, and submitting such common shares for repurchase. For purposes of determining the time period such preferred stockholder has held such common shares submitted for repurchase, the time period begins as of the date such preferred stockholder acquired the underlying preferred shares that were converted into common shares and submitted for repurchase. Repurchases of such common shares shall otherwise be subject to terms and conditions of the SRP, as set forth in the section entitled "Share Repurchase Program" under Item 5 of our annual report on Form 10-K.

Clarification Regarding Liability Limitation and Indemnification Provisions in the Charter

Pursuant to Article XII of the Charter, we will only indemnify or hold harmless a director, our advisor or any affiliate of our advisor if the conditions of Section II.G of the Statement of Policy, which are incorporated in Section 12.2(b) of the Charter, are satisfied. Under the definition of "affiliates" in the Charter, affiliates of our advisor would be deemed to include all of our affiliates. Accordingly, any of our affiliates would be deemed an affiliate of our advisor as well. Therefore, pursuant to Article XII of the Charter, we may not hold harmless or indemnify any of our affiliates unless the conditions of Section II.G of the Statement of Policy are satisfied.

Update to Investor Suitability Requirements for Iowa Investors

Effective immediately, the suitability requirements for Iowa investors set forth in the prospectus, including in the section entitled "Suitability Standards" and in the Subscription Agreement, are hereby amended and restated in their entirety to read as follows:

Iowa: Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing 10% investment concentration limit.

Updated Subscription Agreement

The Subscription Agreement attached to the prospectus is hereby amended and restated in its entirety in the form of the subscription agreement attached hereto as Annex A.

ANNEX A

MVP REIT II, INC.

FORM OF SUBSCRIPTION AGREEMENT
COMMON STOCK OFFERING PURSUANT TO
PROSPECTUS DATED APRIL 6, 2016 (AS SUPPLEMENTED)

APPENDIX B - MVP REIT II, INC. FORM OF SUBSCRIPTION    AGREEMENT

MVP REIT II, Inc.
Subscription  Agreement
PROSPECTUS DATED APRIL 6th, 2016
FOR FURTHER ASSISTANCE IN COMPLETING THIS AGREEMENT, PLEASE CALL MVP INVESTOR SERVICES AT (877) 684-6871

1 Investment

Total Invested $                              Initial Investment
$10,000 MINIMUM INITIAL INVESTMENT
($2,500 FOR QUALIFIED ACCOUNTS); Additional    Investment
$1,000 INCREMENTS THEREAFTER EXISTING  ACCOUNT NUMBER

Purchase Shares Net of Commissions
REPRESENTATIVE WILL NOT  RECEIVE SELLING COMMISSIONS

2 (check 1 box only) Investment Type
NON-QUALIFIED: QUALIFIED:

Individual Traditional IRA
Joint Tenants  w/  Right of Survivorship1 Custodian required.
Roth IRA Complete Section 5 and
Tenants in Common1 obtain Custodian Signature
SEP IRA and Medallion Guarantee in
Section 8.
Community Property1
SIMPLE IRA
UGMA/UTMA
STATE
Corporation or Limited Liability Company2
S-Corp C-CorpNAME OF DECEASED OWNER
Will default to S-Corp if not   selected
4
Partnership2
Custodian or Plan
Trust3  4Administrator required.
TRUST DATE
Trustee or custodian signature required
Other:  Other:
SPECIFY
SPECIFY

I. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE CORPORATE RESOLUTION CERTIFICATION FORM OR PAGES OF CORPORATE DOCUMENTS, AS APPLICABLE WHICH LISTS THE NAME OF CORPORATION/LLC, OFFICERS OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR  AUTHORIZED SIGNATORIES, SIGNATURES AND   DATES
4. PLEASE INCLUDE PLAN DOCUMENTS

	3a	INVESTOR OR TRUSTEE NAME		JOINT INVESTOR OR TRUSTEE NAME
3	Investor(s) Information (3a & 3b required)
		INVESTOR DATE OF BIRTH		JOINT INVESTOR DATE OF BIRTH
		INVESTOR SOCIAL SECURITY OR TAX ID #		JOINT INVESTOR SOCIAL SECURITY OR TAX ID #
		INVESTOR CITIZENSHIP STATUS (CHECK ONE) :		JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE) :
		US Citizen Resident Alien	Non Resident	US Citizen Resident Alien Non-Resident Alien
Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN,W-8ECI,W-8EXP or W-8IMY)
in order to make an investment.
	3b	HOME ADDRESS (NO P.O. BOX) CITY DAYTIME PHONE	STATE EVENING PHONE	ZIP

	3c	ALTERNATE MAILING ADDRESS (OR P.O. BOX) CITY	STATE	ZIP

4	Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGISTERED. INCLUDE TRUST NAME OR BUSINESS ENTITY, IF APPLICABLE. IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS SECTION 3A,WRITE "SAME".

TITLE LINE 1

TITLE LINE 2

SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE) JOINT INVESTOR SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE)

PLAN ORTRUSTTAX ID# (TAXABLE PARTY)

5	Custodian/ Administrator Information (Important: Send all paperwork directly to the custodian)	CUSTODIAN/ADMINISTRATOR NAME
ADDRESS 1
ADDRESS 2

CITY STATE ZIP
DAYTIME PHONE
CUSTODIAN/ADMINISTRATOR TAX ID # INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR
Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of MVP REIT II, Inc. that are beneficially owned by the investor as reflected on the records of MVP REIT II, Inc. as of the applicable record date at any meeting of the stockholders of MVP REIT II, Inc. This authorization shall remain in place until revoked in writing by Custodian/Administrator. MVP REIT II, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.
6	Distribution Options (required)
If a box is not checked below. 100% of your distributions will be paid in cash and sent to the address of record
Via Electronic Deposit (ACH)
Distribution  Reinvestment Plan (DRIP) Complete information below. I (we) hereby authorize the Company or Investor elects to participate in the Distribution Reinvestment its agents to distributions into the account listed below. I (we) further Plan described in the Prospectus authorize the Company to debit my (our) account in the event that the company erroneously deposits additional funds into my (our) account
DRIP  or Cashto which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am
Mail to Alternate Address (3c) (we are) entitled until the erroneously deposited amount is recovered by the Company.

Mail to Street Address (3b) Checking (must enclose voided check)

Savings (verification from bank must be   provided)

Cash Distributions Directed to:

NAME OF BANK BROKERAGE FIRM OR INDIVIDUAL
MAILING ADDRESS
CITY STATE ZIP CODE

BANK ABA# (FOR ACH ONLY) ACCOUNT #

MUST ENCLOSE AVOIDED CHECK IF IT IS A CHECKING  ACCOUNT

Please separately initial each of the items below. In the case of joint investors, each investor must initial. Except in the case of fiduciary

7
Investor and Suitability
accounts, investor(s) may not grant any person power of attorney to make such representations on their behalf.

I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Company's final
Prospectus relating to the Shares, wherein the terms and conditions of the offering are described.

1.
I (we) acknowledge that the investment is not liquid, there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company. I (we) represent that I am (we are) purchasing Shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other

Initials Required
Owner    Joint Owner

Representations
2.	entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription
Agreement and do hereby legally bind the trust or other entity of which I am (we are) authorized agent(s).

3.
I (we) have either (a) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or (b) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

Alabama: Investors must have a liquid net worth of at least 10 times their investment in this program and its affiliates.

Idaho: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in us shall not exceed 10% of his or her liquid  net  worth. Liquid  net  worth is  defined  as  that  portion of  net  worth consisting of cash, cash equivalents and readily marketable securities.

Iowa: Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as definedin 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing 10% investment concentration limit.

Kansas: Investors may not invest more than ten percent (10%) of his or her liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of the purchaser's total net worth that is comprised of cash, cash equivalents and readily marketable securities as determined in conformity with Generally Accepted Accounting Principles.

Kentucky: Investors must have either a minimum annual gross income of $70,000 and a minimum net worth of at least $70,000 or a minimum net worth of at least $250,000. In addition, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in us or our affiliates' non-publicly traded real estate investment trusts. "Liquid net worth" shall be defined as that portion of a person's net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Maine: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts: Investors must have either (a) a liquid net worth of $250,000 and annual gross income of $70,000 or (b) a minimum liquid net worth of $500,000. In addition, a Massachusetts investor's total investment in this offering and in other illiquid direct participation programs shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Missouri: Investors must not invest more than ten percent (10%) of their liquid net worth in our securities.

Nebraska: Investors who are not "accredited investors" within the meaning of the Federal securities laws must limit their aggregate investment in our shares and the securities of other non-publicly traded REITs to 10% of such investor's net worth (exclusive of home, home furnishings, and automobiles).

New Jersey: Investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000,
Or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico: Investors may not invest, and we may not accept from an investor more than ten percent (10%) of that investor's liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

North Dakota: Investors must have a net worth of at least ten times their investment in our securities.

Oregon: An Oregon investor's maximum investment in us and our affiliates may not exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of an investor's net worth consisting of cash, cash equivalents and readily marketable securities.

Pennsylvania: Investors must not invest more than ten percent (10%) of their net worth in our securities. Because the minimum closing amount is less than
$50,000,000, Pennsylvania investors are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. Notwithstanding our $2 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions). See "Plan of Distribution – Special Notice to Pennsylvania Investors."

Tennessee: Investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in this offering. In addition, it is recommended that a Tennessee investor's aggregate investment in this offering and in similar direct participation program investments not exceed 10% of their liquid net worth (exclusive of home, home furnishings, and automobiles).

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

8
TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED):The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.
The investor acknowledges that their shares and/or funds distributed as part of ownership in MVP REIT II, Inc. may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

INVESTOR(S)  /   CUSTODIAN  SIGNATURE

Signatures
SIGNATURE OF INVESTOR

X

SIGNATURE OF JOINT INVESTOR (if applicable)
PRINT OR TYPE NAME OF INVESTOR

PRINT OR TYPE NAME OF JOINT INVESTOR (if applicable)
DATE (Required)

DATE (Required)

X

CUSTODIAN MEDALLION SIGNATURE GUARANTEE
PRINT OR TYPE NAME OF AUTHORIZED SIGNATURE
(Custodian or Trustee)

DATE (Required)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (MVP AMERICAN SECURITIES, LLC AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX    RETURN.
The investor acknowledges that their shares and/or funds distributed as part of ownership in MVP REIT II, Inc. may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

	9a	BROKER-DEALER OR RIA FIRM NAME (Required)
BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX
		CITY STATE	ZIP
BUSINESS PHONE (Required) FAX
	9b	REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (Required) REPRESENTATIVE #(S) (Required)
9	Broker-Dealer or Registered Investment Advisor (RIA)
REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX
		CITY STATE	ZIP

BUSINESS PHONE (Required) FAX
E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ONTHESE ACCOUNTS.

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES.
IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE   RIA.

	9d	REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) SIGNATURE(S) DATE (Required)
X X
I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 62 FINRA LICENSE (OR THAT I AM A PROPERLY REGISTERED INVESTMENT ADVISOR),AND I AM
PROPERLY REGISTERED IN THE INVESTOR STATE OF RESIDENCE.
BROKER DEALER SIGNATURE (IF REQUIRED BY BROKER DEALER) DATE (Required)
X

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered by one of the following methods:
For residents of jurisdictions outside Pennsylvania:
Payment by Bank Check
ACCEPTABLE FORMS OF PAYMENT.
Please indicate method of payment below:

Wire transfer
Pre-printed personal check
Cashier's check (with remitter's name imprinted)

or  Certified Check:

Payment by Wire Transfer
Make Payable to "MVP REIT II, Inc."

DST as agent for MVP REIT II,  Inc.
Business check for company/corporate account
Trust check for trust accounts

Account #:
9872013247
Custodial check for IRA  account

Original documents and payment (if by bank check or certified check) should be mailed to  the
Bank Routing No.: 101000695	Check endorsed from other investment program (will be accepted if it meets the minimum investment requirement following address:
Overnight DST Systems, Inc. as agent for MVP REIT II, Inc.
430 W. 7th St.
Kansas City, MO 64105

- or -
DST Systems, Inc. as agent for MVP REIT II, Inc.
P.O. Box 219390
Kansas City, MO 64121-9390

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call MVP Investor Services at 877-684-6871.

The Investor acknowledges that the Company can accept or reject all or any part of this subscription in its sole and absolute discretion and that this offering may be terminated at    any time by the Company. If the Investor's subscription is accepted, the Company will send the Investor a confirmation of his or her purchase within 10 business days from the         date the subscription is accepted. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to  Investor as soon as practicable without interest or deduction, except to the extent of any interest actually  earned.

EXHIBIT A

RESTRICTIONS ON TRANSFER SET FORTH IN RULE 260.141.11 OF THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (The "CA Code")

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;
(2)	pursuant to the order or process of any court;
(3)	to any person described in Subdivision (i) of Section 25102 of the CA Code or Section 260.105.14 of these rules;
(4)
to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;
(6)	by way of gift or donation inter vivos or on death;
(7)
by or through a broker-dealer licensed under the CA Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the CA Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;
(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

(10)
by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the CA Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12)	by way of an exchange qualified under Section 25111, 25112, or 25113 of the CA Code, provided that no order under Section 25140 or Subdivision
(a) of Section 25148 is in effect with respect to such qualification;
(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or
(15)
by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

Exhibit A to Subscription Agreement